As filed with the Securities and Exchange Commission on May 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GREENIDGE GENERATION HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	86-1746728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
590 Plant Road
Dresden, NY 14441
(315) 536-2359
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jordan Kovler
Chief Executive Officer
590 Plant Road
Dresden, NY 14441
(315) 536-2359
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Clifford A. Brandeis
Zukerman Gore Brandeis & Crossman, LLP
Eleven Times Square
New York, NY 10036
(212) 223-6700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder may not sell any securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 29, 2024
PRELIMINARY PROSPECTUS
GREENIDGE GENERATION HOLDINGS INC.

2,521,010 Shares of Class A Common Stock

This prospectus relates solely to the resale or other disposition, from time to time, of up to an aggregate of 2,521,010 shares (the “Shares”) of our class A common stock, par value $0.0001 per share (“Class A common stock”), by the selling stockholder named herein (including its donees, pledgees, transferees, or other successors-in-interest, the “Selling Stockholder”). The Shares to which this prospectus relates consist of (i) 450,300 shares of Class A common stock (the “Purchased Shares”), (ii) 810,205 shares of Class A common stock issuable upon the exercise of pre-funded Class A common stock purchase warrants (the “Pre-Funded Warrants”), and (iii) 1,260,505 shares of Class A common stock issuable upon the exercise of five-year Class A common stock purchase warrants (the “5-Year Warrants”). We issued the Purchased Shares, the Pre-Funded Warrants, and the 5-Year Warrants to the Selling Stockholder in a private placement (the “Private Placement”) pursuant to that certain Securities Purchase Agreement, dated as of February 12, 2024 (the “Purchase Agreement”). See “Selling Stockholder” for additional information regarding the Selling Stockholder, the Purchase Agreement, and the Private Placement.
We are registering the resale of the Shares covered by this prospectus pursuant to registration rights granted to the Selling Stockholder under the Purchase Agreement. We are not selling any Shares being offered by this prospectus and will not receive any of the proceeds from the sale of such Shares by the Selling Stockholder. We have agreed to pay all fees and expenses relating to the registration of these Shares. The Selling Stockholder will pay any broker commissions or similar commissions or fees incurred in connection with any sale of the Shares.
The Selling Stockholder may sell or otherwise dispose of all or a portion of the Shares being offered in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Shares being offered in this prospectus. The Selling Stockholder may sell any, all, or none of the Shares offered by this prospectus from time to time and we do not know when or in what amount the Selling Stockholder may sell the Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our Class A common stock is currently traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GREE.” On May 28, 2024, the last reported sale price of our Class A common stock as reported by Nasdaq was $2.83 per share.
Our class B common stock, par value $0.0001 per share (“Class B common stock”) is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share on any matter submitted to a vote of our stockholders. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a "smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to reduced public company reporting requirements. We are also a “controlled company” under the rules of Nasdaq and may take advantage of certain corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq.
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference in this prospectus to read about factors you should consider before you make an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2024

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS    ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS    iii
PROSPECTUS SUMMARY    1
RISK FACTORS    7
USE OF PROCEEDS    7
DIVIDEND POLICY    7
SELLING STOCKHOLDER    8
DESCRIPTION OF SECURITIES    10
SECURITIES ACT RESTRICTIONS ON RESALES OF SECURITIES    15
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK    16
PLAN OF DISTRIBUTION    20
LEGAL MATTERS    22
EXPERTS    22
WHERE YOU CAN FIND MORE INFORMATION    22
DOCUMENTS INCORPORATED BY REFERENCE    23

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, in one or more offerings, sell up to an aggregate of 2,521,010 shares of our Class A common stock. We will not receive any proceeds from the sale by the Selling Stockholder of the securities described in this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, or any applicable prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
The Selling Stockholder may use this prospectus to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
We may file one or more prospectus supplements or post-effective amendments to the registration statement to add information to, or update or change information contained in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement.
For further information about our business and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for more information.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Greenidge,” “we,” “us,” “our” and similar terms refer to Greenidge Generation Holdings Inc., together with its consolidated subsidiaries. All share and per share data in this prospectus have been retroactively adjusted to reflect the one-for-ten reverse stock split that we effected on our Class A common stock and our Class B common stock on May 16, 2023.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed to be incorporated by reference herein include certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward- looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding our business plan, business strategy, operations in the future, financial position, estimated revenues and losses, projected costs, prospects, and plans and objectives of management. In addition, all statements that address operating performance and future performance, events, or developments that are expected or anticipated to occur in the future, including statements relating to creating value for stockholders, are forward-looking statements.
Forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in the section “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus, as well as statements about or relating to or otherwise affected by:
•our ability to continue as a going concern for a reasonable period of time;
•our ability to successfully maintain our power and hosting arrangements on acceptable terms, or our operations may be disrupted, and our business results may suffer, which could have a material adverse effect on our business, financial condition, and results of operations;
•fluctuations and volatility in the price of bitcoin and other cryptocurrencies;
•any failure by us to obtain acceptable financing with regard to our growth strategies or operations;
•the ability to negotiate or execute definitive documentation with respect to potential expansion sites on terms and conditions that are acceptable to Greenidge, whether on a timely basis or at all;
•changes in applicable laws, regulations, or permits, including our Title V Air Permit whose renewal is currently being appealed, affecting our operations or the industries in which we operate, including regulation regarding power generation, environmental laws, cryptocurrency usage and/or cryptocurrency mining, and a regulatory trend toward stricter oversight of crypto asset platforms and the cryptocurrency industry;
•loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies;
•the potential of cryptocurrency market manipulation;
•the economics of hosting cryptocurrency miners, including as to variables or factors affecting the cost, efficiency, and profitability of our hosting arrangements;
•the availability, delivery schedule, and cost of equipment necessary to maintain and grow our business and operations, including datacenter equipment and equipment meeting the technical or other specifications required to achieve our growth strategy;
•the possibility that we may be adversely affected by other economic, business, or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;
•the ability to expand successfully to other facilities, effectively integrate and manage acquired businesses or assets, mine other cryptocurrencies, or otherwise expand our business;

•changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin;
•if we fail to comply with the Nasdaq’s continued listing standards, Nasdaq may delist our Class A common stock;
•any litigation involving us;
•costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees; and
•the condition of our physical assets, including that our operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage.
Consequently, all of the forward-looking statements made in this prospectus are qualified by the information contained herein, including the information contained under this caption and the information under the section “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus. We can provide no assurance that these are all of the factors that could cause actual results to vary materially from the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.
You should not put undue reliance on forward-looking statements. We can provide no assurance that any of the risks or uncertainties anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of our operations, financial condition, or cash flows. Actual results may differ materially from those discussed in this prospectus. All forward-looking statements speak only as of the date of this prospectus and, except as required by law, we disclaim any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise, as of any future date.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2024, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Greenidge Generation Holdings Inc.
Overview
We own cryptocurrency datacenter operations in the Town of Torrey, New York (the “New York Facility”). The New York Facility is a vertically integrated cryptocurrency datacenter and power generation facility with an approximately 106 megawatt (“MW”) nameplate capacity, natural gas power generation facility. We generate revenue from three primary sources: (1) datacenter hosting, which we commenced on January 30, 2023, (2) cryptocurrency mining, and (3) power and capacity.
As of the year ended December 31, 2023, our cryptocurrency datacenter operations generated revenue in the form of bitcoin by earning bitcoin as rewards and transaction fees for supporting the global bitcoin network with application-specific integrated circuit computers (“ASICs” or “miners”) owned or leased by us. We converted substantially all of our earned bitcoin into U.S. dollars.

Cryptocurrency datacenter hosting. On January 30, 2023, as part of an overall debt restructuring, we transferred ownership of miners with capacity of approximately 2.8 EH/s to our lender, NYDIG ABL LLC (“NYDIG"), in exchange for a reduction of debt. We host, power, and provide technical support services and other related services to miners owned by NYDIG’s affiliates at the New York Facility under a hosting services agreement and related order (collectively, the “NYDIG Hosting Agreement”).
Under the NYDIG Hosting Agreement, NYDIG affiliates pay a reimbursement fee that covers the cost of power and direct costs associated with management of the mining facilities, a hosting fee, as well as a gross profit-sharing arrangement. NYDIG affiliates are required to provide Greenidge an upfront security deposit, pay a configuration fee for the setup of new or relocated miners, and pay for repairs and parts consumed in non-routine maintenance. Greenidge is required to pay NYDIG a portion of capacity revenue, as well as a portion of the gross margin from any energy sales in excess of mining requirement. Additionally, when market conditions dictate shutting down mining and making market sales of energy, Greenidge is required to pay NYDIG the expected value that it would have received as if the cryptocurrency datacenter had operated and a portion of gross margin from energy sales above normal mining requirements. This allows us to participate in the upside as bitcoin prices rise, but reduces our downside risk of bitcoin price deterioration and cost increases related to natural gas.
Cryptocurrency mining. We are also party to hosting agreements under which third party service providers host and operate bitcoin mining equipment owned by us at their facilities, in exchange for a hosting fee and a percentage of the mining proceeds.
Power and capacity. The New York Facility is connected to the New York Independent Systems Operator (the “NYISO”), which operates New York state’s power grid. We sell electricity to the NYISO at all times when the plant is running and we increase or decrease the amount of electricity sold based on prevailing prices in the wholesale electricity market and demand for electricity. Based upon levels of demand and prevailing prices for electricity, we may temporarily curtail operations at our cryptocurrency datacenter located at our power generation facility in order to meet the demand for electricity. In addition, we receive revenues from the sale of our capacity and ancillary services in the NYISO wholesale market.
Owning power generation assets and designing and operating our own datacenters and miners have allowed us to operate without relying on variable third-party power purchase agreements or hosting agreements that may be subject to renegotiation, counter-party risk or other cost volatility. Our datacenter operations in New York are powered by electricity generated directly by our power plant, which is referred to as ”behind-the-meter” power as it is not subject to transmission and distribution charges from local utilities.
We believe that this behind-the-meter power generation capability provides a stable, cost-effective source of power for datacenter activities.
Our primary business objective is to grow revenue by increasing our access to low-cost power for datacenter development and bitcoin hosting and self-mining. For example, on March 6, 2024, we agreed to purchase a parcel of land containing approximately 12 acres located in Columbus, Mississippi, including over 73,000 square feet of industrial warehouse space. This property provides us with 32.5 MW in additional mining capacity. The transaction closed in April 2024 and we have deployed 7 MW of miners on the property in the second quarter of 2024. We have also deployed additional miners in conjunction with a 7.5 MW mining capacity lease in North Dakota, which has a term of five years. In addition, we have entered into an agreement to electrify a 20-acre portion of the Company's 150-acre property in Spartanburg, South Carolina in 2025 with an anticipated peak electrical load of 60 MW.
Corporate Information
Our principal executive offices are located at 590 Plant Road, Dresden, NY 14441, and our telephone number is (315) 536-2359. We maintain a website at www.greenidge.com. Information on our website, or accessible through our website, is not incorporated by reference into or otherwise part of this prospectus, and you should not consider it a part of this prospectus.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:
•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and
•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We will remain an “emerging growth company” for up to five years from our first sale of common stock pursuant to an effective Securities Act registration statement in 2021, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.
Controlled Company Exemption
As of April 26, 2024, Atlas Capital Resources L.P. (“Atlas”) and its affiliates control 78.3% of the voting power of our outstanding capital stock and have the power to elect a majority of our directors. Pursuant to Nasdaq listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including the requirements to have (i) a board comprised of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares of Class A common stock continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on the independence-determination with respect to our then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.
Corporate Information
Our principal executive offices are located at 590 Plant Road, Dresden, NY 14441, and our telephone number is (315) 536-2359. We maintain a website at www.greenidge.com. Information on our website is not incorporated by reference into or otherwise part of this prospectus.
Summary Risk Factors
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section of our Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus. These risks include, but are not limited to, the following:
Risks Related to Our Business
•Because there is substantial doubt as to our ability to continue as a going concern for a reasonable period of time, an investment in our common stock is highly speculative. Holders of our common stock could suffer a total loss of their investment.
•We may need to raise additional capital to grow our business and may not be able to do so on favorable terms, if at all. Future issuances of equity or debt securities may adversely affect the value of our common stock.
•We have a limited operating history, with operating losses as we have grown. If we are unable to sustain greater revenues than our operating costs, as well as expansion plans, we will continue operating losses, which could negatively impact our results of operations, strategy, and financial performance.
•We have material environmental liabilities, and the costs of compliance with existing and new environmental laws could have a material adverse effect on us.
•We are exposed to customer concentration risk, substantially dependent on our sole hosting services customer, and exposed to counterparty nonperformance risk for our hosting services arrangement.

•We are at an early stage of development of our hosting business, currently have limited sources of revenue, incurred net losses for 2023 and 2022, and may not be profitable in the future.
•It may take significant time, expenditure, or effort for us to grow our business, including our bitcoin datacenter operations, through acquisitions, which we must effectively integrate and manage and which may present unanticipated liabilities or challenges, and our efforts may not be successful.
•We have experienced turnover in our senior management team and reduced our headcount in 2023. If we fail to retain key talent or are unable to attract and retain other qualified personnel, our results of operations, strategy, and financial performance could be adversely affected.
•We have been, are currently, and may be in the future, the subject of legal proceedings, including governmental investigations.
•While we have multiple sources of revenue from our business and operations, our revenues are largely dependent on the single natural gas power generation facility that we operate. Any disruption to our single power plant would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.
•We may not be able to compete effectively against other companies, some of whom have greater resources and experience.
•As the aggregate amount of computing power, or hash rate, in the bitcoin network increases, the amount of bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures to expand our fleet of miners.
•Our future success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.
•The bitcoin reward for successfully uncovering a block will halve several times in the future, including in April 2024, and bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our bitcoin mining efforts.
•The digital asset exchanges on which cryptocurrencies, including bitcoin, trade are relatively new and largely unregulated, and thus may be exposed to fraud and business failure, as demonstrated by recent shutdowns of certain digital asset exchanges and trading platforms, which has negatively impacted confidence in the digital asset industry as a whole. Such failures may result in a reduction in the price of bitcoin and other cryptocurrencies and can adversely affect an investment in us.
•The properties utilized by us in our cryptocurrency datacenter and hosting may experience damage, including damage not covered by insurance.
•If bitcoin or other cryptocurrencies are determined to be investment securities, and we hold a significant portion of our assets in such cryptocurrency, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act or other securities laws. We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether.
•Regulatory changes or actions may alter the nature of an investment in us or restrict the use of bitcoin in a manner that adversely affects our business prospects, results of operations, and financial condition.
•We are subject to risks related to Internet disruptions, which could have an adverse effect on our ability to host bitcoin miners and to mine bitcoin.
•Maintenance, expansion, and refurbishment of power generation facilities involve significant risks that could result in unplanned power outages or reduced output and could have a material adverse effect on our revenues, results of operations, cash flows, and financial condition.
•Banks and financial institutions may not provide bank accounts, or may cut off certain banking or other financial services, to cryptocurrency investors or businesses that engage in bitcoin-related activities or that accept bitcoin as payment.

•The impact of geopolitical and economic events on the supply and demand for bitcoin is uncertain.
•Bitcoin miners and other necessary hardware are subject to malfunction, technological obsolescence, the global supply chain, and difficulty and cost in obtaining new hardware.
•We may not adequately respond to rapidly changing technology.
•A failure to properly monitor and upgrade the bitcoin network protocol could damage the bitcoin network which could, in turn, have an adverse effect on our business.
•Over time, incentives for bitcoin miners to continue to contribute processing power to the bitcoin network may transition from a set reward to transaction fees. If the incentives for bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue datacenter operations.
•Our operations and financial performance may be impacted by fuel supply disruptions, price fluctuations in the wholesale power and natural gas markets, and fluctuations in other market factors that are beyond our control.
Risks Related to the Ownership of Our Common Stock
•If we fail to comply with the Nasdaq continued listing standards, Nasdaq may delist our Class A common stock.
•The market price, trading volume and marketability of our Class A common stock may, from time to time, be significantly affected by numerous factors beyond our control.
•The dual class structure of our common stock will have the effect of concentrating voting power with Atlas and its affiliates, which may depress the market value of the Class A common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control.
•Because we are a “controlled company” within the meaning of the Nasdaq listing rules, stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

THE OFFERING

A brief description of the material terms of the offering follows. For a more complete description of the terms of the offering, see “Selling Stockholder” and “Plan of Distribution” in this prospectus.

Class A common stock offered by the Selling Stockholder:
2,521,010 shares of Class A common stock, consisting of (i) 450,300 shares previously issued to the Selling Stockholder, (ii) 810,205 shares issuable upon the exercise of the Pre-Funded Warrants, and (iii) 1,260,505 shares issuable upon the exercise of the 5-Year Warrants.

Shares outstanding (As of May 13, 2024):	7,076,138 shares of Class A common stock and 2,733,394 shares of Class B common stock.
Shares outstanding after this offering:
9,597,148 shares of Class A common stock and 2,733,394 shares of Class B common stock, assuming that the Pre-Funded Warrants and 5-Year Warrants are fully exercised and the full amount of the Shares are offered and sold by the Selling Stockholder.

Plan of distribution:
The Selling Stockholder (including its donees, pledgees, transferees, or other successors-in-interest) may from time to time offer some or all of the Shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices, or in trading markets for our Class A common stock. See “Plan of Distribution.”

Use of proceeds:	We are not selling any Shares being offered by this prospectus and will not receive any of the proceeds from the sale of such Shares by the Selling Stockholder.
Risk factors:
Investing in our securities involves a high degree of risk. See “Risk Factors” herein and the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

Nasdaq trading symbol:	Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “GREE.”

The number of shares outstanding excludes:
•458,181 shares of Class A common stock issuable upon the exercise of (i) outstanding options under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) outstanding non-qualified stock options granted as inducement grants in connection with the appointment of certain executive officers, at a weighted average exercise price of $16.51 per share;
•107,399 shares of Class A common stock issuable upon the vesting of outstanding restricted stock units under the 2021 Plan;
•up to 295,525 additional shares of Class A common stock that are reserved for issuance under the 2021 Plan;
•180,000 shares of Class A common stock issuable upon the exercise of a warrant issued to Infinite Reality, Inc.; and
•810,205 shares issuable upon the exercise of the Pre-Funded Warrants and 1,260,505 shares issuable upon the exercise of the 5-Year Warrants.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully should consider and read carefully all of the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 10, 2024, as updated or superseded by the risks and uncertainties described under similar headings in our Quarterly Reports on Form 10-Q and the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained in this prospectus and incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus for additional information.

USE OF PROCEEDS
We are registering the resale of the Shares covered by this prospectus pursuant to registration rights granted to the Selling Stockholder under the Purchase Agreement. We are not selling any Shares being offered by this prospectus and will not receive any of the proceeds from the sale of such Shares by the Selling Stockholder. However, we may receive proceeds from the exercise of the Pre-Funded Warrants and the 5-Year Warrants, if exercised for cash, and intend to use such proceeds, if any, for general corporate purposes.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax, or legal services or any other expenses incurred by it in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. The declaration of dividends, if any, will be subject to the discretion of our board of directors, which may consider such factors as our results of operations, financial condition, capital needs, and acquisition strategy, among others.

SELLING STOCKHOLDER
This prospectus relates to the offer and resale or other disposition, from time to time, of up to 2,521,010 shares of our Class A common stock, referred to collectively as “Shares,” by the Selling Stockholder. The Shares to which this prospectus relates consist of (i) the 450,300 Purchased Shares, (ii) 810,205 shares of Class A common stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 1,260,505 shares of Class A common stock issuable upon the exercise of the 5-Year Warrants.
We issued the Purchased Shares, the Pre-Funded Warrants, and the 5-Year Warrants to the Selling Stockholder in the Private Placement pursuant to the Purchase Agreement. The Pre-Funded Warrants and the 5-Year Warrants have initial exercise prices, subject to certain adjustments, of $0.0001 and $5.25 per share, respectively. Subject to certain ownership limitations, (i) the Pre-Funded Warrants became exercisable upon issuance on February 14, 2024, and (ii) the 5-Year Warrants will be exercisable on August 14, 2024, for five years commencing on that date.
We are registering the resale of our Shares covered by this prospectus pursuant to registration rights granted to the Selling Stockholder under the Purchase Agreement, in which we agreed to file this registration statement as soon as practicable and in any event no later than ten (10) calendar days following the filing of our Annual Report on Form 10-K for the year ended December 31, 2023, and to use commercially reasonable efforts to file a prospectus supplement, as needed and in a timely manner, in order to keep this registration statement effective at all times until the Selling Stockholder owns none of the Purchased Shares, the Pre-Funded Warrants (or Shares issuable upon the exercise thereof), or the 5-Year Warrants (or Shares issuable upon the exercise thereof).
We are not selling any Shares being offered by this prospectus and will not receive any of the proceeds from the sale of such Shares by the Selling Stockholder. However, we may receive proceeds from the exercise of the Pre-Funded Warrants or the 5-Year Warrants, if exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.
The table below lists the Selling Stockholder and other information regarding its ownership of our securities, based on information provided to us by the Selling Stockholder as to its ownership of shares of Class A common stock and securities exercisable into shares of Class A common stock (i.e., the Pre-Funded Warrants and the 5-Year Warrants), as of April 8, 2024, assuming exercise of such securities exercisable for shares of Class A common stock held by the Selling Stockholder on that date, without regard to any limitations on exercises.
This prospectus covers the resale of the maximum number of shares of Class A common stock that may be received upon exercise of the Pre-Funded Warrants and the 5-Year Warrants. The table below assumes that the outstanding Pre-Funded Warrants and 5-Year Warrants are exercised in full (by payment of the exercise price rather than cashless exercise) for shares of Class A common stock as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations, including any applicable Beneficial Ownership Limitations (as defined below) on the exercise of the Pre-Funded Warrants or 5-Year Warrants or other exercisability limitations. The column titled “Number of Shares of Class A Common Stock Beneficially Owned After the Offering” assumes the sale of all of the Shares offered by the Selling Stockholder pursuant to this prospectus.
The Selling Stockholder may not exercise the Pre-Funded Warrants or the 5-Year Warrants, under the terms thereof, to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Class A common stock which would exceed 9.99% and 4.99%, respectively, of our then outstanding Class A common stock following such exercise, excluding for purposes of such determination any shares of Class A common stock issuable upon the exercise of such Pre-Funded Warrants and 5-Year Warrants which have not been converted or exercised (collectively, the “Beneficial Ownership Limitations”). Furthermore, the 5-Year Warrants are only exercisable beginning on August 14, 2024, six months after the date of issuance. The number of Shares shown in the table does not reflect these limitations.

Except as noted in the footnotes to the table below or elsewhere in this prospectus, the Selling Stockholder does not have and in the past three years has not had, any position, office, or other material relationship with us or any of our predecessors or affiliates. Based on information provided to us by the Selling Stockholder and as of the date the same was provided to us, assuming that the Selling Stockholder sells all of the Shares beneficially owned by it that have been registered pursuant to the registration statement of which this prospectus forms a part and does not acquire any additional shares during the offering, the Selling Stockholder will not own any of our shares other than those appearing in the column entitled “Number of Shares of Class A Common Stock Beneficially Owned After the Offering.” In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.
The Selling Stockholder may sell some, all, or none of the Shares in this offering. We do not know how long the Selling Stockholder will hold the Shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Shares being offered for resale by this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Class A Common Stock Beneficially Owned Prior to the Offering(1)	Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus(1)	Number of Shares of Class A Common Stock Beneficially Owned After the Offering(1)
			Number	Percent(2)
Armistice Capital, LLC(3)	2,521,010	2,521,010	0	—

(1)Consists of the Purchased Shares and the shares of Class A common stock issuable upon the exercise of the Pre-Funded Warrants and the 5-Year Warrants. Assumes that the outstanding Pre-Funded Warrants and the 5-Year Warrants will be exercised in full, without regard to any limitations, including any Beneficial Ownership Limitations, on the exercise of the Pre-Funded Warrants and the 5-Year Warrants. Under the terms of the Pre-Funded Warrants and the 5-Year Warrants, the Selling Stockholder may not exercise the Pre-Funded Warrants and the 5-Year Warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Class A common stock which would exceed 9.99% and 4.99%, respectively, of our then outstanding Class A common stock following such exercise, excluding for purposes of such determination shares of Class A common stock issuable upon the exercise of such Pre-Funded Warrants and 5-Year Warrants which have not been exercised. Further, the 5-Year Warrants are only exercisable beginning six months after the date of issuance.
(2)Applicable percentage ownership is based on 7,076,138 shares of our Class A common stock and 2,733,394 shares of our Class B common stock outstanding as of May 13, 2024.
(3)The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The 5-Year Warrants are subject to a Beneficial Ownership Limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of such warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Class A common stock in excess of the Beneficial Ownership Limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

DESCRIPTION OF SECURITIES
The following is a summary of the terms of our securities. This summary does not purport to be complete, nor does it represent all information which you might find to be important for understanding our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws (each as defined below), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. References to “Greenidge,” the “Company,” “we,” “our” and “us” herein are, unless the context otherwise requires, only to Greenidge Generation Holdings Inc. and not to any of its subsidiaries.
General
On September 6, 2022, we filed a second amendment and restatement to our certificate of incorporation to remove the terms relating to our series A convertible redeemable preferred stock, the shares of which were converted, retired and cancelled, and on May 12, 2023, we filed an additional certificate of amendment, effective May 16, 2023, to effect a one-for-ten reverse stock split, whereby each ten shares of our issued and outstanding Class A common stock and Class B common stock were combined into one share of the same class of common stock, except that where a stockholder was otherwise entitled to a fraction of a share of common stock in such share combination, in lieu of issuing a fractional share, the Company rounded up the number of shares of Class A common stock or Class B common stock to which the stockholder was entitled to the nearest whole share (the foregoing collectively, the “amendments,” and our second amended and restated certificate of incorporation, as in effect after such amendments, our “Certificate of Incorporation”). Following the amendments, our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.0001 per share, 100,000,000 shares of Class B common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.
The number of authorized shares of our common or preferred stock may be increased or decreased by the affirmative vote of the holders of shares of our capital stock representing a majority of the votes represented by all outstanding shares of such capital stock entitled to vote on such matter, irrespective of the provisions of Section 242(b)(2) of General Corporation Law of the State of Delaware (the “DGCL”), in addition to any vote of the holders of one or more series of our preferred stock that may be required by the terms of such preferred stock. However, the number of authorized shares of common or preferred stock may not be decreased below the number of shares thereof then outstanding or, in the case of Class A common stock, the number of such shares reserved for issuance upon conversion into shares of Class A common stock of the then-outstanding shares of Class B common stock.
Common Stock
As of May 13, 2024, there were 7,076,138 shares of Class A common stock and 2,733,394 shares of Class B common stock issued and outstanding. All shares of our common stock now outstanding are duly authorized, fully paid, and non-assessable. Shares of Class B common stock that have been acquired by us, whether by repurchase, upon conversion or otherwise, are retired and not issuable again as shares of Class B common stock. Below is a summary of the rights of the common stock.
All shares of our common stock now outstanding are duly authorized, fully paid, and non-assessable. Shares of Class B common stock that have been acquired by us, whether by repurchase, upon conversion or otherwise, are retired and not issuable again as shares of Class B common stock. Below is a summary of the rights of the common stock.
Voting Rights. The holders of Class A common stock are entitled to one (1) vote per share, and the holders of Class B common stock are entitled to ten (10) votes per share at all stockholder meetings and on all matters submitted to our stockholders generally. The holders of Class A common stock and Class B common stock vote together as a single class, unless specifically provided in the Certificate of Incorporation or otherwise required by law. The DGCL could require holders of Class A common stock or Class B common stock, as the case may be, to vote separately as a single class if we were to seek to amend our Certificate of Incorporation either (i) to increase or decrease the par value of a class of stock, or (ii) in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely.
Holders of Class A common stock and Class B common stock are not allowed to vote on any amendment of our Certificate of Incorporation that relates only to the terms of a series of outstanding preferred stock for which the holders of such affected preferred stock have the right to vote under the Certificate of Incorporation or the DGCL.
Stockholders do not have the ability to cumulate votes for the election of directors.
Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that the board of directors may determine. If a dividend is paid in the form of shares of Class A common stock or Class B common stock, then the holders of Class A common stock shall be entitled to receive shares of Class A common stock, and holders of Class B common stock shall be entitled to receive shares of Class B common stock, with holders of shares of Class A common stock and Class B common stock receiving, on a per share basis, an identical number of shares of Class A common stock or Class B common stock, as applicable. The foregoing sentence also applies should the dividend be paid in rights to acquire, or securities convertible into or exchangeable for, class A and Class B common stock. However, upon the approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class, our board may pay or make a disparate dividend per share of Class A common stock or Class B common stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise).
Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion. Each share of Class B common stock is convertible into one (1) share of Class A common stock at the option of the holder thereof at any time upon written notice to us. In addition, each share of Class B common stock shall automatically convert into one (1) share of Class A common stock (i) upon any transfer, other than certain transfers to controlled entities or, in the case of individuals, to trusts for estate planning purposes, as more fully described in our Certificate of Incorporation, of such Class B common stock; (ii) upon the date specified by the holders of at least a majority of the then outstanding shares of Class B common stock, voting as a separate class; or (iii) on the date that is five (5) years after the date the Class A common stock is first registered under Section 12(b) or 12(g) of the Exchange (i.e., September 15, 2026).
Other Dual Class Provisions. In general, the Class A common stock and Class B common stock are to be treated the same as the other and ratably, on a per share basis, in the case of distributions or payments in respect of the common stock, consolidations or mergers of Greenidge, or consideration to be received in a tender or exchange offer. However, in such transactions, the class A and Class B common stock are permitted to receive different or disproportionate consideration or distributions (as the case may be) if the per share consideration or distribution in the form of securities issuable to a share of Class B common stock has ten (10) times the voting power of securities issuable to a share of Class A common stock or if the different or disproportionate consideration or distribution is approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class.
No Preemptive or Similar Rights. The common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

No Ownership Limitations or Transfer Restrictions. The common stock is not subject to any limitation on the amount of securities that may be held by holders, and except for the conversion feature of the Class B common stock, the common stock is not by its terms subject to any transfer restrictions.
Preferred Stock
Under our Certificate of Incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action. We currently have no shares of preferred stock outstanding, all previously issued shares of preferred stock having been converted, retired, and canceled, and we have no present plan to issue any shares of preferred stock.
Anti-takeover Effects of Delaware Law and Charter Provisions
We have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a business combination, except under certain circumstances, with an interested stockholder.
Our Certificate of Incorporation and our amended and restated bylaws (our “Bylaws”) contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Greenidge or changing its board of directors and management.
First, our Certificate of Incorporation provides that at any time when the Class A common stock is registered under Section 12(b) or 12(g) of the Exchange Act, we cannot engage in a business combination (as described below) with an interested stockholder (as described below) for a period of three years from the time that the stockholder becomes an interested stockholder. This limitation does not apply if (i) our board has first approved the business combination or transaction by which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction by which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our then outstanding voting stock, excluding shares owned by persons who are directors and also officers and certain employee stock plans; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting of stockholders (not written consent).
An “interested stockholder” is any person, other than Greenidge or a direct or indirect majority-owned Greenidge subsidiary, that owns 15% or more of our outstanding voting stock or is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time in the three years prior to the date on which the determination is sought, and the affiliates and associates of such person. An interested stockholder does not include any stockholder whose ownership exceeds the 15% limitation as the result of an action taken solely by us (but only to the extent that such stockholder does not acquire additional voting stock), nor Atlas Capital Resources L.P., its direct transferees, or their respective affiliates, associates, or member of a group under Rule 13d-5 of the Exchange Act. Business combinations prohibited by this provision include (i) a merger or consolidation of Greenidge or any direct or indirect majority-owned Greenidge subsidiary with the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of Greenidge, to or with an interested stockholder (in one or a series of transactions) of assets of Greenidge or any direct or indirect majority-owned Greenidge subsidiary, which assets have an aggregate market value of 10% or more of either the aggregate market value of all our assets on a consolidated basis or of all of our outstanding stock, (iii) any transaction resulting in the issuance or transfer of our stock or subsidiary stock by Greenidge or a direct or indirect wholly-owned subsidiary to the interested stockholder, subject to certain exceptions including exercises or conversion of convertible securities, a merger, or transactions generally with all holders that do not increase the interested stockholder’s proportionate share ownership, (iv) any transaction involving us or any direct or indirect wholly-owned subsidiary with the direct or indirect effect of increasing the interested stockholder’s proportionate share of our stock or convertible securities or any subsidiary (on a non-immaterial basis), or (v) the interested stockholder’s receipt of the benefit of any loan, advance, guarantee, pledge or other financial benefit (other than those expressly permitted) provided by or through us or a director or indirect wholly-owned subsidiary.
Further, our Certificate of Incorporation authorizes our board of directors to issue up to 20,000,000 shares of preferred stock without further stockholder approval. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent, or make it more costly to acquire or effect a change-in-control, which in turn could prevent stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of Class A common stock.
Our Certificate of Incorporation vests solely in the board of directors the authority to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of the board of directors and gaining control of the board of directors by filling the resulting vacancies with its own nominees. In addition, our Certificate of Incorporation provides that no member of the board of directors may be removed from office by stockholders without the affirmative vote of the majority in voting power of all of outstanding stock then entitled to vote thereon.
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record who is entitled to vote at the meeting and who has given timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
Furthermore, neither the holders of common stock nor the holders of preferred stock have cumulative voting rights in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of the issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the board of directors or for a third party to obtain control of us by replacing our board of directors.
Charter Exclusive Forum Provisions
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the laws of the State of Delaware. The Delaware exclusive forum provision described in the foregoing sentence does not apply to actions arising under the Exchange Act or the Securities Act. In this regard, it is noted that Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder and, further, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is further noted that our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws. Although our Certificate of Incorporation contains the federal exclusive forum provision described in the foregoing sentence, it is uncertain whether this provision would apply to actions arising under the Securities Act as it is possible that a court could rule that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, particularly in light of Section 22 of the Securities Act, which creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder.
Transfer Agent
We have appointed Computershare Trust Company, N.A. as the transfer agent for our Class A common stock. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is +1 (781) 575 3120 or toll free 800 962 4284.
Listing
Our Class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “GREE.”

SECURITIES ACT RESTRICTIONS ON RESALES OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Class A common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Class A common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of shares of our Class A common stock then outstanding; or
•the average weekly reported trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Form S-8 Registration Statements
We have filed two registration statements on Form S-8 under the Securities Act to register the shares of our Class A common stock issued or issuable under the 2021 Plan. In addition, we filed a registration statement on Form S-8 under the Securities Act to register the shares of our Class A common stock reserved for issuance upon the vesting and exercise of non-qualified stock options granted as inducement grants (the “Inducement Grant Stock Options”) in connection with the appointment of certain executive officers.
Such Form S-8 registration statements became effective automatically upon filing. The shares of our Class A common stock issued or issuable under the 2021 Plan, or issuable upon the vesting and exercise of the Inducement Grant Stock Options, can be sold in the public market upon issuance, subject to applicable restrictions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following discussion is a summary of certain material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock and does not purport to be a thorough analysis of all possible or potential tax impacts and effects. This summary is limited to Non-U.S. Holders (as defined below) that hold our Class A common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock.
This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Class A common stock as generally described in this summary. There can be no assurance that Internal Revenue Service (the “IRS”) or a court will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the purchase, ownership, or disposition of our Class A common stock.
As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7702(a)(30) of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold Class A common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of purchasing, owning, and disposing of our Class A common stock that are applicable to them; this summary does not specifically consider or address consequences for such partners and partnerships.
This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:
•a Non-U.S. Holder that is a financial institution, insurance company, regulated investment company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate or certain former citizens or long-term residents of the United States, controlled foreign corporation or passive foreign investment company;
•a Non-U.S. Holder holding Class A common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, or synthetic security;

•a Non-U.S. Holder whose functional currency is not the U.S. dollar;
•a Non-U.S. Holder that holds or receives Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
•a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding Class A common stock.
In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds Class A common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Distributions on Our Class A Common Stock
If we make distributions of cash or property (other than certain pro rata distributions of Class A common stock) with respect to our Class A common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles and will be subject to withholding tax at a 30% rate on the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Failing that, a Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States are generally exempt from the withholding tax described above if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock, and thereafter will be treated as capital gain from a disposition of Class A common stock subject to the tax treatment described below in “—Disposition of Our Class A Common Stock.”
The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”
Disposition of Our Class A Common Stock

At present, we do not believe that we are a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we were a “United States real property holding corporation,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our Class A common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;
•the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or
•if we were a “United States real property holding corporation,” the Non-U.S. Holder actually or constructively owns more than five percent of our Class A common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A common stock, provided that our Class A common stock is “regularly traded on an established securities market,” within the meaning of Section 897 of the Code and applicable Treasury Regulations, during the calendar year in which the sale or other disposition occurs.
The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”
Federal Estate Tax
Our Class A common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
Backup Withholding and Information Reporting
Generally, distributions in respect of our Class A common stock to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our Class A common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person, generally by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishing an exemption.
Payments of the proceeds of the sale or other disposition of our Class A common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of our Class A common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.
FATCA Withholding
Non-U.S. Holders should be aware that, under Sections 1471 through 1474 of the Code (“FATCA”), a 30% withholding tax will be imposed on certain payments (which could include distributions in respect of our Class A common stock) to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity or a related entity register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold our Class A common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.
Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules.
Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules, we or the applicable withholding agent may treat the entire distribution as a dividend. Further, under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

PLAN OF DISTRIBUTION
We are registering the offer and resale or other disposition, from time to time, by the Selling Stockholder of up to 2,521,010 shares of Class A common stock, referred to collectively as the “Shares,” consisting of (i) the 450,300 Purchased Shares, (ii) 810,205 shares of Class A common stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 1,260,505 shares of Class A common stock issuable upon the exercise of the 5-Year Warrants. We issued the Purchased Shares, the Pre-Funded Warrants, and the 5-Year Warrants to the Selling Stockholder in the Private Placement pursuant to the Purchase Agreement.
Upon effectiveness of the registration statement of which this prospectus forms a part, the Shares owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership or membership distribution, or other transfer.
We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, we may receive proceeds from the exercise of the Pre-Funded Warrants or the 5-Year Warrants, if exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.
The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale, and may, from time to time, sell any or all of the Shares covered by this prospectus on Nasdaq or any other stock exchange, market, or trading facility on which the Shares are then traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.
The Selling Stockholder may use any one or more of the following methods when selling the Shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•to cover short sales made after the date that this registration statement is declared effective by the SEC;
•in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of disposition; and
•any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The Selling Stockholder may sell some, all, or none of the Shares in this offering. We do not know how long the Selling Stockholder will hold the Shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Shares being offered for resale by this prospectus.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax, or legal services or any other expenses incurred by it in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. We have agreed to indemnify the Selling Stockholder against certain losses, liabilities, obligations, claims, damages, costs, and expenses, including liabilities under the Securities Act.
We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the Selling Stockholder owns none of the Purchased Shares, the Pre-Funded Warrants (or Shares issuable upon the exercise thereof), of the 5-Year Warrants (or Shares issuable upon the exercise thereof). The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the issuance of the Shares offered hereby will be passed upon for us by Zukerman Gore Brandeis & Crossman, LLP, New York, New York.

EXPERTS
Our consolidated financial statements as of and for the year ended December 31, 2023 incorporated by reference herein, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.
Our consolidated financial statements as of and for the year ended December 31, 2022 incorporated by reference herein, have been audited by Armanino, LLP, an independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act, in accordance with which we file annual, quarterly, and periodic reports, proxy statements, and other information with the SEC using the SEC’s EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We also make available free of charge on or through our website, www.greenidge.com, our filings with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.
The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of the offering under this registration statement:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 10, 2024;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024;
•our Definitive Proxy Statement filed on April 29, 2024;
•our Current Reports on Form 8-K filed (except for items 2.02 and 7.01) on February 16, 2024, March 11, 2024, March 28, 2024, April 5, 2024, April 10, 2024, April 19, 2024, April 29, 2024 and May 1, 2024; and
•the description of our capital stock set forth in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 10, 2024, together with any amendments or reports filed for the purpose of updating such description.
We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:
Greenidge Generation Holdings Inc.
Attention: Investor Relations
590 Plant Road
Dresden, NY 14441
(315) 536-2359
Copies of certain information filed by us with the SEC, including our Annual Report of Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, are also available on our website at www.greenidge.com. Information contained on our website or accessible through our website is not incorporated by reference herein.
You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.

2,521,010 Shares

Class A Common Stock

PROSPECTUS

            , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$1,239
Accounting fees and expenses	10,000
Legal fees and expenses	32,500
Miscellaneous fees and expenses	10,000

Total	$53,739

Item 15.	Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greenidge under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Greenidge Generation Holdings Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibit

3.1**
Second Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., dated September 6, 2022 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-8 filed on October 31, 2022)

3.2**
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., effective May 16, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 5, 2023)

3.3**	Amended and Restated Bylaws of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed on July 16, 2021)

4.1**	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K filed on April 10, 2024)

5.1**	Opinion of Zukerman Gore Brandeis & Crossman, LLP as to the legality of the securities being registered

10.1**
Securities Purchase Agreement, dated February 12, 2024, by and between Greenidge Generation Holdings Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2024)

10.2**
Pre-Funded Common Stock Purchase Warrant, dated February 14, 2024, issued by Greenidge Generation Holdings Inc. to Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 16, 2024)

10.3**
Common Stock Purchase Warrant, dated February 14, 2024, issued by Greenidge Generation Holdings Inc. to Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 16, 2024)

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of Armanino LLP

23.3**	Consent of Zukerman Gore Brandeis & Crossman, LLP

24.1**	Power of Attorney

107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:

(1)		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on May 29, 2024.

GREENIDGE GENERATION HOLDINGS INC.

By:	/s/ Jordan Kovler
Jordan Kovler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ Jordan Kovler Jordan Kovler	Chief Executive Officer (Principal Executive Officer) and Director	May 29, 2024

* Christian Mulvihill	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

* David Anderson	Chairman of the Board of Directors

* Andrew M. Bursky	Director

* Timothy Fazio	Director

* David Filippelli	Director

* Jerome Lay	Director

* Timothy Lowe	Director

* Michael Neuscheler	Director

* George (Ted) Rogers	Vice Chairman of the Board of Directors

* Daniel Rothaupt	Director

*By: /s/ Jordan Kovler Jordan Kovler	Attorney-in-Fact	May 29, 2024